As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-157178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Centrue Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3145350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

(217) 342-7321

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Douglas J. Tucker

Senior Vice President and Corporate Counsel

Midland States Bancorp, Inc.

1201 Network Centre Drive

Effingham, Illinois 62401

(217) 342-7321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”) of Centrue Financial Corporation (the “Registrant”):

•                  Registration Statement No. 333-157178, originally filed with the Securities and Exchange Commission on February 9, 2009.

Pursuant to the Agreement and Plan of Merger, dated as of January 26, 2017, by and among Midland States Bancorp, Inc. (“Midland”), the Registrant, and Sentinel Acquisition, LLC (“Merger Sub”), on June 9, 2017, the Registrant merged with and into Merger Sub, with Merger Sub continuing as a wholly owned subsidiary of Midland (the “Merger”).

In connection with the consummation of the Merger, the Registrant hereby terminates the Registration Statement and deregisters the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Effingham, state of Illinois, on June 9, 2017. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MIDLAND STATES BANCORP, INC.,
on behalf of Centrue Financial Corporation

By:	/s/ Douglas J. Tucker
Name:	Douglas J. Tucker
Title:	Senior Vice President and Corporate Counsel